EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Annual Report of Serefex Corporation (the "Company") on Form 10-KSB for the year ended May 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Todd A. Bartlett, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  December 23, 2008

SEREFEX CORPORATION

By: /s/ Todd A. Bartlett Todd A. Bartlett, Chief Financial Officer